Exhibit 4.1

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement, is dated as of August 1, 2007, by and among InSight Health Services Holdings Corp., a Delaware corporation (the “Company”), and the other persons listed on the signature pages hereto and such other stockholders of the Company as may, from time to time, become parties to this Agreement in accordance with the provisions hereof (the “Holders”).

The Company has commenced an exchange offer (the “Offer”) pursuant to which it plans to acquire the entire outstanding aggregate principal amount of 9 7/8% senior subordinated notes due 2011 (the “Notes”) of its wholly owned subsidiary InSight Health Services Corp. in exchange for shares of Common Stock of the Company.   In accordance with the terms of the Offer, the Company also agreed to grant certain registration rights with respect to the Common Stock of the Company to the Holders upon consummation of the Offer, the terms of which are set forth in this Agreement.

1.  Definitions.

As used in this Agreement, the following capitalized terms shall have the meanings ascribed thereto below (such meanings being equally applicable to both the singular and plural form of the terms defined):

“Agreement” shall mean this Registration Rights Agreement, as the same may from time to time be amended, modified and supplemented in accordance with its terms.

“Business Day” means any day on which commercial banks are required to be open for business in New York, New York.

“Common Stock” means the Company’s common stock, par value $0.001 per share.

“Person” means an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization or a government or any department or agency thereof.

“Public Offering” means the sale in a public offering under the Securities Act of equity securities of the Company.

“Public Sale” means any underwritten Public Offering or sale of equity securities to the public pursuant to a registration statement or through a broker, dealer or to a market maker pursuant to the provisions of Rule 144 adopted under the Securities Act.

“Registrable Securities” means (i) any Common Stock issued and outstanding, (ii) any Common Stock issued or issuable with respect to the securities referred to in clause (i) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, and (iii) any other shares of

Common Stock held by Persons holding securities described in clauses (i) or (ii).  As to any particular Registrable Securities, such securities will cease to be Registrable Securities when they have been sold pursuant to a Public Sale (other than pursuant to the Offer). For purposes of this Agreement, a Person will be deemed to be a Holder of Registrable Securities whenever such Person has the right to acquire directly or indirectly such Registrable Securities (upon conversion, exchange or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal law then in force.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.

2.  Demand Registration.

(a)      Requests for Registration.  If at any time on or after sixty (60) days from the date hereof, the Company shall receive a request (a “Demand Notice”) from any of the Holders (such Holder making the request shall be referred to as the “Requesting Holder”) that the Company effect the registration under the Securities Act of all or any portion of the Requesting Holder’s Registrable Securities, and specifying the intended method of disposition thereof, then the Company shall use its best efforts to prepare and cause to be filed with the Securities and Exchange Commission (the “SEC”), as promptly as practicable but in no event later than fifty-six (56) days following receipt of the Demand Notice, a registration statement on the appropriate form relating to resales by the Requesting Holder of such Registrable Securities (a “Demand Registration”).  Within ten (10) days after receipt of any such request, the Company will give written notice of such Demand Registration to all other Holders of Registrable Securities.  The Company shall use its reasonable best efforts to cause the registration statement to become effective under the Securities Act, and for Public Sale of (i) all Registrable Securities for which the Requesting Holder shall have requested registration under this Section 2(a) and (ii) all other Registrable Securities that any Holders with rights to request registration under Section 3 (all such Holders, together with the Requesting Holder, the “Participating Holders,” and each individually a “Participating Holder”) have requested the Company to register by request received by the Company within fifteen (15) days after such Holders have received the Company’s notice of Demand Registration, within sixty (60) days thereafter (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations).  The obligations of the Company under this Section 2(a) are subject to the provisions of Sections 2(b), 2(c), 2(d) and 2(e).

(b)      Limitations on Demand Registration.  Each of the Holders shall be entitled to one (1) Demand Registration in accordance with Section 2(a); provided, however, that in no event shall the Company be required to effect more than one (1) Demand

Registration hereunder within any six-month period; and provided, further that the Company shall not be obligated to effect a Demand Registration unless (i) the aggregate proceeds expected to be received from the sale of the Registrable Securities requested to be included in such Demand Registration equals or exceeds five million dollars ($5,000,000) or (ii) all of the Registrable Securities then held by the Requesting Holder are requested to be included in such Demand Registration.

(c)  Demand Registration Expenses.  The Registration Expenses (as defined below) of the Holders of Registrable Securities will be paid by the Company in all Demand Registrations.

(d)  Priority on Demand Registrations.  The Company will not include in any Demand Registration any securities that are not Registrable Securities without the prior written consent of the Holders of at least a majority of the Registrable Securities included in such registration. If the Company determines or, in the event a Demand Registration is an underwritten offering, the managing underwriter(s) advise the Company in writing, that the number of Registrable Securities and, if permitted pursuant to the immediately preceding sentence, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold therein without adversely affecting the marketability of the offering, the Company will include in such registration prior to the inclusion of any securities which are not Registrable Securities the number of Registrable Securities requested to be included (whether upon exercise of a Demand Registration right or upon exercise of the right to participate in such a Demand Registration) that in the opinion of the Company or such underwriter(s), as the case may be, can be sold without adversely affecting the marketability of the offering, pro rata among the respective Holders thereof on the basis of the number of Registrable Securities held by each such Holder; provided, however, that if, as a result of such pro-ration, the Requesting Holder shall not be entitled to include in a registration all Registrable Securities of the class that such Requesting Holder had requested to be included, then such registration shall not count as a Demand Registration under Section 2(b).

(e) Conditions to Requirements to Effect a Demand Registration. The obligations of the Company set forth in Section 2(a) are subject to each of the following limitations, conditions and qualifications:

(i) The Company’s obligations shall be subject to the obligations of each Requesting Holder to furnish all information and materials and to take any and all actions as may be required of it under federal and state securities laws and regulations to permit the Company to comply with all applicable requirements of the SEC and to obtain any acceleration of the effective date of such registration statement. Without limiting the generality of the forgoing, the Requesting Holders shall each furnish to the Company in writing, promptly after receipt of a request therefor, the information specified in Item 507 or 508 of Regulation S-K, as applicable, of the Securities Act for use in connection with any registration statement or prospectus or preliminary prospectus included therein. Each Requesting Holder agrees to promptly furnish additional information required to be disclosed in order to make the information previously furnished to the Company by such Requesting Holder not materially misleading.

(ii) The Company shall not be obligated to cause any special audit (other than a fiscal year-end audit) to be undertaken in connection with preparing or causing to become effective any registration statement.

(f)  Selection of Underwriters.  The Holders of a majority of the Registrable Securities included in any Demand Registration will have the right to select the investment banker(s) and manager(s) to administer the offering, subject to the Company’s approval which shall not be unreasonably withheld.

(g)  Other Registration Rights.  The Company agrees that it shall not, without the consent of Holders holding a majority of the then outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any equity securities of the Company or any securities convertible into or exchangeable for equity securities of the Company (A) that would allow such holder or prospective holder to include such securities in any Demand Registration or Piggyback Registration (as defined below) unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that their inclusion would not reduce the amount of the Registrable Securities of the Holders included therein or (B) on terms that are equivalent or superior to the rights of the Holders as granted herein.

3.  Piggyback Registration.

(a)  Right to Piggyback.  Whenever the Company proposes to register any of its equity securities under the Securities Act (including primary registrations on behalf of the Company and secondary registrations on behalf of the holders of its securities but excluding registrations on Form S-4 or S-8 or any successor form thereto) and the registration form to be used may be used for the registration of Registrable Securities (a “Piggyback Registration”), the Company will give prompt written notice to all Holders of Registrable Securities of its intention to effect such a registration (a “Piggyback Notice”) and, subject to Section 3(d), will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within fifteen (15) days after the receipt of the Company’s Piggyback Notice.

(b)  Limitations on Piggyback Registration.  Each of the Holders shall be entitled to participate in two (2) Piggyback Registrations in accordance with Section 3(a).

(c)  Piggyback Registration Expenses.  The Registration Expenses (as defined below) of the Holders of Registrable Securities will be paid by the Company in all Piggyback Registrations.

(d)  Priority on Primary Registrations.  If a Piggyback Registration is a primary registration on behalf of the Company, and the Company determines, or, in the event such Piggyback Registration is an underwritten offering, the managing underwriter(s) advise the

Company in writing, that the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration, pro rata among the Holders of such Registrable Securities on the basis of the number of shares held by each such Holder, and (iii) third, other securities requested to be included in such registration; provided, however, that if, as a result of such pro-ration, the Participating Holder shall not be entitled to include in a registration all Registrable Securities of the class that such Participating Holder had requested to be included, then such registration shall not count as one of such Participating Holder’s permitted Piggyback Registrations under Section 3(b).

(e)  Priority on Secondary Registrations.  If a Piggyback Registration is a secondary registration on behalf of holders of the Company’s securities, and the Company determines, or, in the event such Piggyback Registration is an underwritten offering, the managing underwriter(s) advise the Company in writing, that the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such registration (i) first, pro rata among the securities requested to be included therein by the Holders requesting such registration and the other Registrable Securities requested to be included in such registration, on the basis of the number of shares held by each such Holder, and (ii) second, other securities requested to be included in such registration; provided, however, that if, as a result of such pro-ration, the Participating Holder shall not be entitled to include in a registration all Registrable Securities of the class that such Participating Holder had requested to be included, then such registration shall not count as one of such Participating Holder’s permitted Piggyback Registrations under Section 3(b).

(f)  Conditions to Participation in a Piggyback Registration. In order to participate in any Piggyback Registration, each Participating Holder must furnish all information and materials and take any and all actions as may be required of it under federal and state securities laws and regulations to permit the Company to comply with all applicable requirements of the SEC and to obtain any acceleration of the effective date of such registration statement. Without limiting the generality of the forgoing, the Participating Holders shall each furnish to the Company in writing, promptly after receipt of a request therefor, the information specified in Item 507 or 508 of Regulation S-K, as applicable, of the Securities Act for use in connection with any registration statement or prospectus or preliminary prospectus included therein. Each Participating Holder agrees to promptly furnish additional information required to be disclosed in order to make the information previously furnished to the Company by such Participating Holder not materially misleading.

(g)  Selection of Underwriters.  If any Piggyback Registration is an underwritten offering other than a Demand Registration, the Company’s selection of investment banker(s) and manager(s) for the offering will be subject to approval by the Holders of a majority of the Registrable Securities included in such Piggyback Registration.  Such approval will not be unreasonably withheld.

(h)  Other Registrations.  If the Company has previously filed a registration statement with respect to Registrable Securities pursuant to Section 2(a) or pursuant to this Section 3, and if such previous registration has not been withdrawn or abandoned, the Company will not, except as required by Section 2(a), file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-4 or Form S-8 or any successor form), whether on its own behalf or at the request of any Holder or Holders of such securities, until a period of at least six (6) months has elapsed from the effective date of such previous registration.

4.  Holdback Agreement.  If the Company shall file a registration statement (other than a registration statement on Form S-4 or S-8 or any successor form for securities to be offered solely in a transaction of a type referred to in Rule 145 under the Securities Act or to employees of the Company pursuant to employee benefit plans or dividend reinvestment plans) and, with reasonable prior notice, the Company (in the case of a non-underwritten Public Offering by the Company pursuant to such registration statement) advises the Holders in writing that a public sale or distribution of Registrable Securities would materially adversely affect such offering, or the managing underwriter(s) (in the case of an underwritten Public Offering by the Company pursuant to such registration statement) advise the Company in writing (in which case the Company shall notify the Holders with a copy of such underwriter’s notice) that a public sale or distribution of Registrable Securities would materially adversely impact such Public Offering, then the Holders shall, to the extent not inconsistent with applicable law, refrain from effecting any public sale or distribution of Registrable Securities during the ten (10) days prior to the effective date of such registration statement and until the earliest of (a) the abandonment of such Public Offering, (b) ninety (90) days after the effective date of such registration statement and (c) if such Public Offering is an underwritten Public Offering, the termination in whole or in part of any “hold back” period obtained by the underwriter(s) in such Public Offering from the Company in connection therewith.

5.  Registration Procedures.  Whenever the Holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company will use commercially reasonable efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of distribution thereof, and pursuant thereto the Company will as expeditiously as possible:

(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become and remain effective, including, without limitation, filing of post-effective amendments and supplements to any registration statement or prospectus necessary to keep the registration statement current;

(b) as expeditiously as reasonably possible, prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement and to keep each registration and qualification under this Agreement effective (and in compliance with the Securities Act) by such actions as may be necessary or appropriate for a period of one hundred fifty (150) days after the effective date of such registration statement if such date is less than one year from the date hereof, and for a period of one year from the effective date, if such date is one year or more from the date hereof (unless all securities covered by such registration statement are sooner disposed of), all as requested by such Holder or Holders;

(c) as expeditiously as reasonably possible furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them in accordance with the plan of distribution provided for in such registration statement;

(d) as expeditiously as reasonably possible use its best efforts to register and qualify the securities covered by such registration statement under such securities or “blue sky” laws of such jurisdictions as shall be reasonably appropriate for the distribution of the securities covered by the registration statement, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business in any jurisdiction it would not otherwise be required to qualify but for this subsection (d) to file a general consent to service of process in any such jurisdiction or subject itself to taxation in any such jurisdiction, and further provided that (anything in this Agreement to the contrary notwithstanding with respect to the bearing of expenses) if any jurisdiction in which the securities shall be qualified shall require by law or regulation that expenses incurred in connection with the qualification of the securities in that jurisdiction be borne by selling stockholders, then such expenses shall be payable by selling stockholders pro rata, to the extent required by such jurisdiction;

(e) notify each Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made (provided that upon such notification, each Holder agrees not to sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company at the time held by such Holder or any interest or future interest therein until such statement or omission has been corrected, and there shall be added to the period during which the Company is obligated to keep such registration effective the number of days for which such sales or other transfers or dispositions were suspended), and at the request of any such Holder promptly prepare and furnish, without charge, to such seller or Holder a reasonable number of copies of a supplement to such prospectus or an amendment of such registration statement as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

(f) notify the Holders of Registrable Securities covered by such registration statement promptly and, if requested, confirm such notice in writing, of the issuance by the SEC of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for that purpose and use best efforts to obtain the withdrawal of any order suspending the effectiveness of such registration statement, or the lifting of any suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction in the United States;

(g) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its stockholders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months but not more than eighteen (18) months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act or Rule 158 thereunder; and

(h) use its best efforts to list all Registrable Securities covered by such registration statement on any securities exchange on which any class of similar securities is then listed.

6.  Registration Expenses.

(a)  All expenses incident to the Company’s performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses and fees and disbursements of counsel for the Company and all independent certified registered public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Company (all such expenses being herein called “Registration Expenses”), will be borne as provided in this Agreement, except that the Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed.

(b) In connection with each Demand Registration and each Piggyback Registration, the Company will reimburse the Holders of Registrable Securities covered by such registration for, or pay directly, the reasonable fees and disbursements of one counsel chosen by the Holders of a majority of the Registrable Securities included in such registration, including, in the case of a registration that is both a Demand Registration and a Piggyback Registration, the Registrable Securities included in such registration by the Requesting Holder and the Participating Holders.

(c) To the extent Registration Expenses are not required to be paid by the Company, each Holder of securities included in any registration hereunder will pay those Registration Expenses allocable to the registration of such Holder’s securities so included, and any Registration Expenses not so allocable will be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered.

7.  Indemnification.

(a)  The Company agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its officers and directors and each Person who controls such Holder (within the meaning of the Securities Act or the Securities Exchange Act) against all losses, claims, damages, liabilities and expenses (including any amounts paid in any settlement effected with the Company’s consent, which consent shall not be unreasonably withheld) caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or any violation by the Company of any federal, state or common law applicable to the Company and relating to action required of or inaction by the Company in connection with such registration, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Holder which specifically states that it is for use in the preparation of such registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or by such Holder’s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such Holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company will indemnify the underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act or the Securities Exchange Act) to the same extent as provided above with respect to the indemnification of the Holders of Registrable Securities.

(b) In connection with any registration statement in which a Holder of Registrable Securities is participating, each such Holder, severally and not jointly, will furnish to the Company in writing such information relating to such Holder and its Registrable Securities as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act or the Securities Exchange Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information so furnished in writing by such Holder which specifically states that it is for use in the preparation of such registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto; provided that the obligation to indemnify will be individual to each Holder and will be limited to the net amount of proceeds received by such Holder from the sale of Registrable Securities pursuant to such registration statement.

(c) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (but any failure to so notify the indemnifying party shall not relieve it of any liability which it may otherwise have to any indemnified party unless such failure shall materially adversely affect the defense of such claim) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

(d) If for any reason the indemnification provisions contemplated by Section 7(a) or Section 7(b) are unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or by such indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 7(d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages, or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 7(d), an indemnifying party that is a Holder shall not be required to contribute any amount which is in excess of the amount by which the total proceeds (net of all underwriting discounts and commissions) received by such Holder from the sale of the Registrable Securities sold by such Holder in the applicable offering exceeds the amount of any damages that such indemnifying party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

8.  Participation in Registrations.

(a)  No Person may participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

(b) Each Person that is participating in any registration hereunder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(e), such Person will forthwith discontinue the disposition of its Registrable Securities pursuant to the registration statement until such Person’s receipt of the copies of a supplemented or amended prospectus as contemplated by Section 5(e).

9.  Current Public Information.  The Company will use commercially reasonable efforts to file all reports required to be filed by it under the Securities Act and the Securities Exchange Act and the rules and regulations adopted by the SEC thereunder, and will take such further action as any Holder or Holders of Registrable Securities may reasonably request, all to the extent required to enable such Holders to sell Registrable Securities pursuant to Rule 144 adopted by the SEC under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the SEC.

10.  Duration of Registration Rights.  The rights and obligations provided for in this Agreement (except for the indemnification and contribution obligations of Section 7) shall terminate with respect to a Holder on the earlier to occur of (i) the first date on which such Holder may sell any and all Registrable Securities owned by such Holder pursuant to Rule 144 under the Securities Act within any three (3) month period, other than as a result of the fact that the average weekly trading volume of the Common Stock on such date (as calculated for purposes of Rule 144(e)) is greater than or equal to the number of Registrable Securities held by such Holder and (ii) such time as such Holder no longer owns any Registrable Securities.

11.  Miscellaneous.

(a) No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the Holders of Registrable Securities in this Agreement.

(b) Remedies. The parties shall be entitled to enforce their rights under this Agreement specifically to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or temporary, preliminary or permanent injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

(c) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and the Holders of at least a majority of the Registrable Securities; provided, that no such amendment or waiver shall disproportionately adversely affect any Holder that has not consented in writing to such amendment or waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.  No purported waiver shall be effective unless in writing. The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent or other breach.

(d) Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.  Except in respect of a successor company to the Company, the rights and obligations of the parties hereunder shall not be assignable.

(e) Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provisions of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

(f) Counterparts; Facsimile Signatures. This Agreement may be executed in counterparts, each of which shall be considered an original, but all of which together shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page by facsimile shall be effective as delivery of a manually executed counterpart.

(g) Interpretation. In this Agreement, unless a contrary intention appears, (i) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision, (ii) the words

“include,” “includes” or “including” shall be deemed to be followed by the words “without limitation,” (iii) reference to any Section means such Section hereof, (iv) words of any gender shall be deemed to include each other gender, and (v) words using the singular or plural number shall also include the plural or singular number, respectively. No provision of this Agreement shall be interpreted or construed against any party hereto solely because such party or its legal representative drafted such provision.

(h) Captions. The captions in this Agreement are for convenience of reference only and shall not be given any effect in the interpretation of this Agreement.

(i) Governing Law. This Agreement shall be construed in accordance with, and governed by, the laws of the State of New York without regard to conflicts of law principles which would result in the application of the laws of another jurisdiction.

(j) Jurisdiction. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of New York, County of New York and the United States District Court for the Southern District of New York for any actions, suits or proceedings arising out of or relating to this agreement and the transactions contemplated hereby (and agree not to commence any action, suit or proceeding relating thereto except in such courts). The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the courts of the State of New York, County of New York and the United States District Court from the Southern District of New York, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

(k) Waiver of Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(l) Complete Agreement. This Agreement, the documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understanding, agreements or representations by or among the parties, written or oral, that may be related to the subject matter hereof in any way.

(m) Notices. All notices, consents and other communications required or contemplated under this Agreement shall be in writing and shall be delivered in the manner specified herein, or, in the absence of such specification, shall be deemed to have been duly given (i) three (3) Business Days after mailing by first class certified mail, postage prepaid, (ii) when delivered by hand, (iii) upon confirmation of receipt by facsimile, or (iv) one (1) Business Day after sending by overnight delivery service, to the respective addresses or telecopy numbers of the parties set forth below:

if to the Company, at:

InSight Health Services Holdings Corp.

26250 Enterprise Court

Suite 100

Lake Forest, California 92630

Attn.: General Counsel

Facsimile: (949) 462-3703

with a copy similarly sent to:

Kaye Scholer LLP

425 Park Avenue

New York, New York 10022

Attn: Stephen C. Koval, Esq.

Facsimile: (212) 836-6419,

and

If to any Holder, to the address or facsimile number for such Holder set forth on the signature pages hereto,

or at such other addresses as may be substituted by notice given as herein provided.  The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto, all as of the date first above written.

INSIGHT HEALTH SERVICES HOLDINGS CORP.

By:	\s\ Mitch C. Hill
Name: Mitch C. Hill
Title: Executive Vice President and
Chief Financial Officer

Name of Holder:

J.W. CHILDS EQUITY PARTNERS II, L.P.

By:	\s\ Allan A. Dowds
Name: Allan A. Dowds
Title: Assistant Treasurer

Address for Notices:

Attn:
Telecopier:

Name of Holder:

JWC-INSIGHT CO-INVEST LLC

By:	\s\ Allan A. Dowds
Name: Allan A. Dowds
Title: Assistant Treasurer

Address for Notices:

Attn:
Telecopier:

Name of Holder:

BRF HIGH VALUE, L.P.

By:	\s\ John V. Koerber
Name: John V. Koerber
Title:

Address for Notices:

Attn:
Telecopier:

Name of Holder:

BENNETT OFFSHORE RESTRUCTURING FUND, INC.

By:	\s\ John V. Koerber
Name: John V. Koerber
Title:

Address for Notices:

Attn:
Telecopier:

Name of Holder:

BENNETT RESTRUCTURING FUND, L.P.

By:	\s\ John V. Koerber
Name: John V. Koerber
Title:

Address for Notices:

Attn:
Telecopier: